Diguang International Announces Q4 and Fiscal Year 2008 Results

SHENZHEN, China, April 1, 2009 -- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang” or the “Company”) today announced its financial results for the fourth quarter and 2008 fiscal year, ended December 31, 2008.

•	Net revenue for fiscal year 2008 increased 21% year over year, to $55.4 million
•	Sales to domestic (China-based) customers increased 106% year over year
•	Growth initiatives underway on new ultra-slim 19” LED computer monitors, general LED lighting solutions and LED mini-notebook computers

''Along with every other company in our sector, we were heavily impacted by the global slow-down in consumer demand for such digital display products as automobile TVs, portable DVDs, MP3 and MP4 units and LCD products resulting from the global economic recession in the second half of 2008, especially in the fourth quarter,'' commented Song Yi, President and Chief Executive Officer of Diguang International. ''However, we made excellent progress during the year on our strategy of diversifying our products into higher value-added products such as LCD modules, the ultra-slim 19” LED monitors that we launched commercially in March of 2009, general LED lighting solutions and mini-notebooks.''

Full-Year 2008 Results

Revenue for the fiscal year ended December 31, 2008 increased 21%, to $55.4 million from $45.9 million in 2007. The increase was primarily attributed to increased orders for CCFL products, especially higher-priced 19” CCFL products delivered to top TFT-LCD panel makers.  New mini-computers, LED general lighting products, LCD modules and other products also contributed to this increase.

Sales to international customers totaled $40.4 million for the year ended December 31, 2008, an increase of 5% compared to $38.6 million in international sales during the year ended December 31, 2007.  Sales to domestic (China-based) customers increased 106% during fiscal year 2008 to $15.0 million, compared to $7.3 million reported in fiscal 2007. The increase in domestic sales primarily resulted from sales of mid-size LED products.

Cost of sales was $50.7 million for the year ended December 31, 2008, an increase of $12.6 million, or 33%, compared to $38.1 million for the year ended December 31, 2007. Included in this increase was a 30% rise in raw material costs in 2008, compared to 2007.  Raw material costs accounted for 71% of total revenue versus 67% in 2007.    Labor costs increased year over year by 38%, to $6.5 million, and accounted for 12% of 2008 total net revenue, compared to 10% in 2007.  Cost of sales included production overhead amounting to $3.4 million, a 26% increase over 2007 overhead of $2.7 million.  Also included in fiscal 2008 cost of sales was a one-time fourth-quarter inventory write-down totaling $1.2 million, compared to a fiscal 2007 fourth-quarter inventory write-down of $296,000.

Gross margin for the year ended December 31, 2008 was 9%, compared to 17% for the year ended December 31, 2007. The decline in gross margin is primarily attributed to industry-wide pricing pressure on legacy products, an inability to transfer pricing pressure to suppliers and the inventory write-down noted above.

Total operating expenses for fiscal year 2008 were $8.5 million, or 15.4% of sales, compared to $10.1 million, or 22% of sales, for fiscal year 2007.  As components of total operating expenses, selling expenses decreased by 28% year over year to $1.9 million, research and development expenses increased by 10% to $1.2 million in support of new product development, and general and administrative expenses decreased by 15% to $5.5 million primarily due to reduction in headcount, decrease in bad debt allowance and start-up expenses related to the Wuhan facilities incurred in 2007, which did not recur in 2008.

Bad debt allowance was $350,000 for the year ended December 31, 2008, a 47% decrease compared to $658,000 for the year ended December 31, 2007. In addition, there was a non-cash impairment related to a long term investment amounting to $157,000 for the year ended December 31, 2008, down from $622,000 for the year ended December 31, .

Net loss was $4.7 million for the year ended December 31, 2008, compared to a $2.9 million net loss for 2007.  Net loss per diluted weighted average share totaled $(0.21) for the year ended December 31, 2008, compared to $(0.13) for the year ended December 31, 2007. The increase in loss per share for 2008 was primarily due to a significant decrease in gross margin, increased net interest expenses and a decrease in investment income year over year, offset by the decrease in selling, general and administrative expenses for the year.  In addition, weighted average common shares outstanding decreased to 22,156,000 shares for 2008, compared with 22,531,000 shares for 2007.

Excluding non-cash items, the net loss for fiscal year 2008 on a non-GAAP basis would have been $2.3 million, or ($0.11) per share.  Excluding non-cash items, net income for fiscal year 2007 on a non-GAAP basis would have been $417,000, or $0.02 per share.  Please see the reconciliation table below.

Highlights for the three months Ended December 31, 2008

Net revenue totaled $8.7 million for three months ended December 31, 2008, a decrease of $5.8 million or 39.9%, compared to $14.5 million for the three months ended December 31, 2007.

Cost of sales was $9.7 million for the three months ended December 31, 2008, a decrease of $2.7 million, or 21.8%, compared to $12.4 million for the same period in 2007.

Gross profit for the three months ended December 31, 2008 was negative, compared to gross profit of $2.1 million, or 14.7% of net sales, for the same period of 2007.  Negative impacts on the Company’s fourth-quarter gross margin included a global recessionary slump in consumer demand for many products, a $1.2 million inventory write-down, compared to a fiscal 2007 fourth-quarter inventory write-down of $296,000, and overhead costs incurred despite lower sales.

Operating expenses totaled $2.7million for the 2008 fourth quarter, a year-over-year decrease of 14.9%.  As a percentage of net sales, fourth-quarter 2008 total operating expenses amounted to 30.4%, compared to fourth-quarter 2007 operating expenses at 21.5% of net sales.  Quarterly selling expenses declined by 46.8% year over year, to approximately $511,000.  Fourth-quarter research and development expenses increased by approximately 2 times, to $328,000.  Quarterly general and administrative expenses declined 11.3% year over year, to $1.8 million.

The Company's net loss during the three months ended December 31, 2008 was $3.7 million, compared to an approximate $2.0 million net loss for the three months ended December 31, 2007.

The loss per basic and diluted share was ($0.17) for the three months ended December 31, 2008, compared to a ($0.09) loss per share for the three months ended December 31, 2007.

Excluding non-cash items, the net loss for the fourth quarter of year 2008 on a non-GAAP basis would have been $2.1 million, or ($0.09) per share.  Excluding non-cash expenses, the net loss for the fourth quarter of year 2007 on a non-GAAP basis would have been $119,000, or ($0.01) per share.  Please see the reconciliation table below.

As of December 31, 2008, Diguang had cash and cash equivalents of $15.0 million and working capital of $7.9 million. Shareholders' equity totaled approximately $24.8 million.

Reconciliation of GAAP Net Income and Earnings per Share to Non-GAAP Net Income and Earnings per Share

	Three Months Ended December 31		Year Ended December 31
	2007	2008	2007	2008

GAAP net income/(loss)	(1,984,000)	(3,720,000)	(2,905,000)	(4,718,000)
Inventory write-down	296,000	1,184,000	296,000	1,240,000
Stock-based compensation	411,000	144,000	1,206,000	572,000
Minority Interest	117,000	(74,000)	335,000	196,000
Bad debt allowance	604,000	221,000	604,000	221,000
Impairment loss	622,000	157,000	622,000	157,000
New manufacturing start-up expenses	--	--	260,000	--
Non-GAAP net income/(loss)	(119,000)	(2,088,000)	417,000	(2,332,000)

GAAP net income/(loss) per share	(0.09)	(0.17)	(0.13)	(0.21)
Inventory write-down	0.01	0.05	0.01	0.06
Stock-based compensation	0.02	0.01	0.05	0.03
Minority Interest	0.01	0.00	0.01	0.01
Bad debt allowance	0.03	0.01	0.03	0.01
Impairment loss	0.03	0.01	0.03	0.01
New manufacturing start-up expenses	0.00	0.00	0.01	0.00
Non-GAAP earnings/(loss) per share – basic and diluted	(0.01)	(0.09)	0.02	(0.11)

Weighted average shares outstanding – basic and diluted	22,331,384	22,200,822	22,531,384	22,155,882

Use of Non-GAAP Financial Measures

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, which requires the Company to begin recognizing compensation expense relating to stock-based payment transactions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company provides non-GAAP financial information. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. The additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

Most Recent Events

In March, 2009, Diguang announced the commercial launch of its new ultra-slim 19” LED computer monitors in several major cities spanning all the most heavily populated regions of China.  Management believes that these products answer unmet consumer demand and Chinese government mandates for affordable low-radiation, energy-saving computer monitors that the Company can market at relatively high margins.

Teleconference and Webcast Information

Management will conduct a conference call and webcast to discuss financial results for the full year and fourth quarter, ended December 31, of its 2008 fiscal year. The conference call and webcast will take place at 10:00 a.m. Eastern (U.S.) time today, Wednesday, April 1, 2009. Anyone interested in participating should call +1-866-730-5766 if calling from within the United States, or +1-857-350-1590 if calling internationally; the pass code is 76433907.

There will be a replay available until April 8, 2009.  To listen to the playback, please call +1-888-286-8010 if calling within the United States, or +1-617-801-6888 if calling internationally.  Please use pass code 36502466 for the replay.

The event will also be webcast live through a link on the Company's web site at http://www.diguangintl.com , and a webcast archive will be available for 90 days.  The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at http://www.earnings.com , Thomson's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (http://www.streetevents.com ), a password-protected event management site.

About Diguang International Development Co., Ltd.

Through its subsidiaries, Diguang develops energy-saving technologies and solutions for rapidly growing LED-related markets such as LED lighting, LED backlight monitors and LED netbooks, and produces other LED backlights for a wide range of TFT-LCD products. A backlight is the typical light source of a liquid crystal display (LCD), with applications spanning televisions, computer monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang is a Nevada corporation with its manufacturing subsidiaries located in China, and a sales and marketing subsidiary located in Hong Kong.

Safe Harbor Statements

This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Diguang's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks, including but not limited to risks outlined in the Company's periodic filings with the U.S. Securities and Exchange Commission. Diguang does not assume any obligation to update the information contained in this press release.

For more information, please contact:

Company Contact: Viola Tse Diguang International Development Co., Ltd. Tel: +1-626-593-5486	Investor Relations Contact: Sean Collins, Senior Partner CCG Investor Relations Tel: +1-310-477-9800 x202 Web: http://www.ccgirasia.com/

(financial tables follow)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars)

	December 31,
	2007	2008

ASSETS
Current assets:
Cash and cash equivalents	$16,250,727	$15,024,363
Accounts receivable, net of allowance for doubtful account $680,784 and $ 655,893	12,713,705	9,944,208
Inventories, net of provision $841,518 and $2,081,334	7,499,768	7,285,860
Other receivables, net of provision $102,574 and $ 101,020	389,764	535,493
VAT recoverable	407,376	112,842
Advance to suppliers	904,203	602,017
Deferred tax asset	86,572	28,485
Total current assets	38,252,115	33,533,268

Investment, net of impairment $622,194 and $779,302	877,806	720,698
Property and equipment, net	17,449,871	19,369,200

Total assets	$56,579,792	$53,623,166

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans	$-	$4,397,215
Accounts payable	18,855,416	15,643,476
Advance from customers	464,281	561,282
Accruals and other payables	3,358,199	2,337,800
Accrued payroll and related expense	795,690	626,277
Income tax payable	428,217	401,260
Amount due to related parties	1,465,790	674,548
Amount due to stockholders – current	1,100,000	1,005,480
Total current liabilities	26,467,593	25,647,338

Research funding advanced	245,730	644,925
Amount due to stockholders	1,100,000	-
Total non-current liabilities	1,345,730	644,925

Total liabilities	27,813,323	26,292,263

Minority interest	1,475,361	2,520,704

(Continued)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED BALANCE SHEETS, continued
(In U.S. Dollars)

	December 31,
	2007	2008

Stockholders’ equity:
Common stock, par value $0.001 per share, 50 million shares authorized, 22,593,000 and 22,593,000 shares issued, 22,340,700 and 22,072,000 shares outstanding	22,593	22,593
Additional paid-in capital	20,028,955	20,600,460
Treasury stock at cost	(429,295)	(674,455)
Appropriated earnings	1,949,839	2,114,448
Retained earnings	3,127,110	(1,755,869)
Translation adjustment	2,591,906	4,503,022
Total stockholders’ equity	27,291,108	24,810,199

Total liabilities and stockholders' equity	$56,579,792	$53,623,166

(more)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(In U.S. Dollars)

	Years Ended December 31,
	2006	2007	2008

Revenues:
Revenues, net	$34,242,617	$45,909,256	$55,430,680
Cost of sales	23,145,450	38,087,919	50,690,610

Gross profit	11,097,167	7,821,337	4,740,070

Selling expense	1,574,524	2,582,456	1,854,369
Research and development	786,322	1,054,367	1,163,830
General and administrative	6,656,469	6,476,242	5,509,517
Loss on disposal of assets	-	-	3,726
Impairment loss	-	622,194	157,108
Income (loss) from operations	2,079,852	(2,913,922)	(3,948,480)

Interest income (expense), net	158,699	122,251	(259,666)
Investment income (loss)	53,676	483,311	67,523
Other income (loss)	(99,908)	(168,017)	(190,513)

Income (loss) before income taxes	2,192,319	(2,476,377)	(4,331,136)

Income tax provision	452,562	94,343	191,309

Net income (loss) before minority interest	1,739,757	(2,570,720)	(4,522,445)

Minority interest	74,941	334,617	195,925

Net income (loss)	$1,664,816	$(2,905,337)	$(4,718,370)

Weighted average common shares outstanding – basic	21,383,960	22,531,384	22,155,882

Earnings (loss) per share – basic	0.08	(0.13)	(0.21)

Weighted average common shares outstanding – diluted	21,383,960	22,531,384	22,155,882

Earning (loss) per shares – diluted	0.08	(0.13)	(0.21)

Other comprehensive income :
Net income	$1,664,816	$(2,905,337)	$(4,718,370)
Translation adjustments	851,488	1,857,709	1,911,116

Comprehensive income (loss)	$2,516,304	$(1,047,628)	$(2,807,254)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2007 AND 2008
(The Increase or Decrease in Cash and Cash Equivalents) (In U.S. Dollars)

	Years Ended December 31,
	2006	2007	2008
Cash flows from operating activities:
Net income(loss)	$1,664,816	$(2,905,337)	$(4,718,370)
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests	74,941	334,617	195,925
Depreciation	766,141	1,197,819	1,833,219
Imputed interest	79,674	-	-
Bad debts allowance	259,237	604,258	220,720
Inventory provision	545,446	296,072	1,239,816
Impairment of long-term investment	-	622,194	157,108
Loss on disposing assets	-	-	3,726
Stock compensation	2,134,342	1,206,091	571,505
Deferred tax asset	(86,572)	-	53,522
Changes in operating assets and liabilities:
Accounts receivable	(541,888)	(6,507,856)	3,079,557
Inventory	(1,221,802)	(3,170,378)	(1,073,437)
Other receivables	(152,056)	(248,711)	(134,174)
VAT recoverable	(219,860)	(184,913)	291,740
Prepayments and other assets	(638,015)	459,832	586,062
Accounts payable	734,551	10,075,059	(4,012,725)
Accruals and other payable	610,856	1,732,009	(1,273,957)
Advance from customers	(157,525)	295,936	79,739
Taxes payable	(228,046)	88,034	(23,295)
Net cash provided by (used in) operating activities	3,624,240	3,894,726	(2,923,319)
Cash flows from investing activities:
Purchase of fixed assets	(3,214,600)	(6,172,666)	(2,607,743)
Cash paid for acquisition of entities	-	(3,977,864)	(1,194,520)
Long term investment	(1,500,000)	-	-
Disposal of marketable securities	1,056,122	-	-
Deposit for office building	(1,808,773)	-	-
Disposal of fixed assets	-	-	9,161
Due from related parties	21,538	-	-
Net cash used in investing activities	(5,445,713)	(10,150,530)	(3,793,102)
Cash flows from financing activities:
Common share issued	12,000,000	-	-
Stock repurchase	-	(429,295)	(245,160)
Offering expenses	(1,740,624)	-	-
Due to related parties	(469,590)	158,876	(727,161)
Proceeds from short-term bank loan	-	-	4,397,215
Capital infused by owners of North Diamond	1,392,857	-	737,500
Research funding advanced	-	236,225	391,882
Dividend paid	(111,140)	-	-
Net cash provided by (used in) financing activities	11,071,503	(34,194)	4,554,276
Effect of changes in foreign exchange rates	738,486	1,990,693	935,781
Net increase (decrease) in cash and cash equivalents	9,988,516	(4,299,305)	(1,226,364)
Cash and cash equivalents, beginning of the year	10,561,516	20,550,032	16,250,727
Cash and cash equivalents, end of the year	$20,550,032	$16,250,727	$15,024,363

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